As filed with the Securities and Exchange Commission on August 30, 2001
                                                     Registration No. 333-_____

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                                BlackRock, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

                              Delaware 51-0380803
         (State of Incorporation)(I.R.S. Employer Identification No.)
                          --------------------------

                                345 Park Avenue
                           New York, New York 10154
                                (212) 754-5560
              (Address of Principal Executive Offices) (Zip Code)
                          --------------------------

             BLACKROCK, INC. VOLUNTARY DEFERRED COMPENSATION PLAN
                          (Full Titles of the Plans)
                          --------------------------

                              Robert P. Connolly
                     Managing Director and General Counsel
                                BlackRock, Inc.
                                345 Park Avenue
                           New York, New York 10154
                                (212) 754-5560
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                          --------------------------

                        CALCULATION OF REGISTRATION FEE

  ================================================== ======================== ============================
                                                          Amount to be                 Amount of
  Title of Securities to be Registered (1)               Registered (2)            Registration Fee
  ================================================== ======================== ============================

  Deferred Compensation Obligations..............           $30,000,000                  $7,500.00
  -------------------------------------------------- ------------------------ ----------------------------

(1) The Deferred Compensation Obligations are unfunded and unsecured general obligations of
BlackRock, Inc. to pay deferred compensation in the future in accordance with the terms of the
BlackRock, Inc. Voluntary Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)
under the Securities Act.


                                  PART I

         The information called for by Part I of this Registration Statement on Form S-8 is included in the description of the BlackRock, Inc. Voluntary Deferred Compensation Plan (the "Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents By Reference

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000; the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001; the Registrant's Current Reports on Form 8-K dated January 17, 2001 and April 16, 2001.

         (2) The Registrant's Form 8-A filed on September 15, 1999, pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities

         Under the Plan, the Registrant will provide a select group of management and highly compensated employees (the "Eligible Employees") the opportunity to enter into agreements for the deferral of a specified percentage of their annual performance bonus compensation. The obligations of the Registrant under such agreements (the "Obligations") will be unfunded and unsecured general obligations of the Registrant to pay in the future the value of an account established and maintained by the Registrant (the "Deferred Compensation Account") for participating Eligible Employees (each a "Participant") under the Plan, adjusted to reflect the performance during the deferral period, whether positive or negative, of certain tracking investments that are available under the Plan, as chosen in the sole discretion of the Registrant's Management Committee (the "Investment Funds").

         The Plan will be administered by the Registrant's Management Committee (the "Committee"). The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on elections by the Participant. An Eligible Employee may elect to defer between 1% and 100% of that portion of his or her annual performance bonus not mandatorily deferred under the Registrant's Involuntary Deferred Compensation Plan, in increments of at least 1%, subject to certain maximum deferral thresholds for Participants who are United States residents. The Participants under the Plan must specify a deferral period of one, three, five or ten years.

         Subject to the terms of the Plan, the amounts deferred by Participants will be used to make tracking investments in the Investment Funds. The Obligations to each Participant will equal the balance in the Participant's Deferred Compensation Account. Each Participant's Deferred Compensation Account will be adjusted to reflect deferrals by the Participant, employer contributions, if any, and the investment performance of the Investment Funds, including any appreciation or depreciation.

         The Obligations will be distributed by the Registrant in accordance with the terms of the Plan. Upon the written request of the Participant and a determination by the Committee that a Participant has suffered an unforeseeable financial hardship, the Committee may revoke the deferral of a Participant's annual performance bonus and/or direct the Registrant to pay such Participant an amount necessary to meet the emergency. A Participant may also withdraw his or her Deferred Compensation Account in accordance with the terms of the Plan.

         A Participant's right or the right of any other person to the Obligations cannot be assigned or transferred in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process. The Committee may at any time amend or terminate the Plan, except that no such amendment or termination may act to reduce a Participant's Deferred Compensation Account as it existed as of the day before the effective date of such amendment or termination.

Item 5.           Interests of Named Experts and Counsel

         The validity of the securities being registered has been passed upon by Robert P. Connolly, Managing Director and General Counsel of the Registrant. As of June 30, 2001, Mr. Connolly beneficially owns 56,931 shares of BlackRock Class B Common Stock, 9,489 of which vested on December 31, 2000 and the remainder of which vests on the following dates: 9,489 on December 31, 2001; 9,487 on September 15, 2002; 9,489 on December 31, 2002;
9,487 on September 15, 2003; and 9,487 on September 15, 2004. Mr. Connolly also beneficially owns options, which are currently exercisable, to purchase 4,166 shares of Class A Common Stock.

Item 6.           Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

         As permitted by Delaware law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates, to the maximum extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         As permitted by Delaware law, Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that (1) the Registrant is required to indemnify its directors and officers to the fullest extent authorized or permitted by law, subject to certain very limited exceptions; (2) the Registrant is permitted, to the extent authorized by its board of directors, to provide rights to indemnification to its employees and agents similar to those conferred to its directors and officers; (3) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Amended and Restated Certificate of Incorporation are not exclusive.

         As permitted by Delaware law, the Registrant's Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.4 to the Registration Statement on Form S-1, File No. 333-78367, which is incorporated herein by reference, provides that BlackRock is required to indemnify its directors and officers to the fullest extent authorized by the DGCL, subject to certain very limited exceptions. The rights to indemnification conferred in the Amended and Restated Bylaws are not exclusive.

         As permitted by the Delaware law, the Registrant's Amended and Restated Bylaws provides the Registrant with the authority to purchase insurance covering the company's directors and officers against any such expense, liability or loss asserted against them in their capacity as such.

Item 7.        Exemption From Registration Claimed.

         Not Applicable.

Item 8.        Exhibits.

     3.1*      Amended and Restated Certificate of Incorporation of the
               Registrant.

     3.2*      Amended and Restated Bylaws of the Registrant.

     3.3**     Amendment No. 1 to the Amended and Restated Bylaws of the
               Registrant.

     5.1       Opinion of Robert P. Connolly.

     10.1      BlackRock, Inc. Voluntary Deferred Compensation Plan.

     23.1      Consent of Robert P. Connolly (included with Exhibit 5.1).

     23.2      Consent of Ernst & Young LLP.

     24.1      Powers of Attorney (included on the signature page).

-------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333-78367), as amended, originally filed with the Commission on May 13, 1999, and declared effective on September 30, 1999.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 28, 2000.

Item 9.        Rquired Undertakings.

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, New York, on this 30th day of August, 2001.

                                       BLACKROCK, INC.


                                       By:  /s/ Laurence D. Fink
                                            ----------------------------------
                                            Laurence D. Fink
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer




                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Schlosstein, Paul L. Audet and Robert P. Connolly, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                                       Title                                    Date


                                             Chairman of the Board of Directors
/s/ Laurence D. Fink                            and Chief Executive Officer
-----------------------------                   (Principal Executive Officer)                 August 30, 2001
Laurence D. Fink

                                             Managing Director, Chief Financial
/s/ Paul L. Audet                             Officer (Principal Financial and
-----------------------------                       Accounting Officer)                        August 30, 2001
Paul L. Audet


/s/ Ralph L. Schlosstein
-----------------------------                      Director and President                      August 30, 2001
Ralph L. Schlosstein


/s/ Murry Gerber
-----------------------------                             Director                             August 30, 2001
Murry Gerber


/s/ Walter E. Gregg, Jr.
-----------------------------                             Director                             August 30, 2001
Walter E. Gregg, Jr.


/s/ James Grosfeld
-----------------------------                             Director                             August 30, 2001
James Grosfeld


/s/ Frank Nickell
-----------------------------                             Director                             August 30, 2001
Frank Nickell


/s/ Thomas H. O'Brien
-----------------------------                             Director                             August 30, 2001
Thomas H. O'Brien


/s/ Helen P. Pudlin
-----------------------------                             Director                             August 30, 2001
Helen P. Pudlin


/s/ James E. Rohr
-----------------------------                             Director                             August 30, 2001
James E. Rohr


/s/ Lawrence M. Wagner
-----------------------------                             Director                             August 30, 2001
Lawrence M. Wagner


         Exhibit Index

         3.1*        Amended and Restated Certificate of Incorporation of the
                     Registrant.

         3.2*        Amended and Restated Bylaws of the Registrant.

         3.3** Amendment No. 1 to the Amended and Restated Bylaws of the Registrant.

         5.1         Opinion of Robert P. Connolly.

         10.1        BlackRock, Inc. Voluntary Deferred Compensation Plan.

         23.1        Consent of Robert P. Connolly (included with Exhibit
                     5.1).

         23.2        Consent of Ernst & Young LLP.

         24.1        Powers of Attorney (included on the signature page).

-------------------------

         * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333-78367), as amended, originally filed with the Commission on May 13, 1999, and declared effective on September 30, 1999.

         ** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 28, 2000.